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Exhibit 32.2
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Affiliated Managers Group, Inc. (the "Company") for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Jay C. Horgen, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 4, 2018

/s/ JAY C. HORGEN
Jay C. Horgen Chief Financial Officer and Treasurer

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Exhibit 32.2